UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2016

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 8, 2016, Cancer Genetics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale by the Company of 2,750,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $2.00 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 1,375,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be $5.5 million.  Subject to certain ownership limitations, the Warrants will be initially exercisable commencing six months from the issuance date at an exercise price equal to $2.25 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on September 14, 2016.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses (not including the Wainwright Warrants, as defined below), the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $5.0 million. The Company intends to use the net proceeds from the transactions for general corporate purposes.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrant) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2014 and subsequently declared effective on June 5, 2014 (File No. 333-196374) (the “Registration Statement”), and the base prospectus dated as of June 5, 2014 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Shares.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company also entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions (the “Wainwright Warrants”). The Engagement Letter has twelve month tail and right of first offer periods, indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright a reimbursement for out of pocket expenses in connection with marketing the transaction in the amount of up to $10,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of up to $50,000.

The forms of the Purchase Agreement and the Warrant, as well as the Engagement Letter are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained above in “Item 1.01 - Entry Into a Material Definitive Agreement” related to the Warrants and the Wainwright Warrants is incorporated herein by reference.

Item 8.01.    Other Events.

On September 9, 2016, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Credit Facility

The Company has entered into a term sheet with its existing lender Silicon Valley Bank (the “SVB”) to restructure its current credit facility. The closing of the restructured credit facility is contingent upon the Company raising at least $5.0 million of new equity (the closing of the equity financing discussed above would satisfy this condition), in addition to other customary closing conditions. Pursuant to the term sheet, the restructured credit facility would provide for a $1.18 million term note (“Term Note”) and a one-year revolving line of credit (“Line of Credit”) for an amount not to exceed the lesser of (i) $4 million or (ii) an amount equal to 80% of eligible accounts receivable. Both of these new facilities will be used to repay outstanding indebtedness under the current credit facility. The Term Note would provide for a six-month interest-only period followed by thirty-six months of principal repayment. The interest rate of the Term Note would be the Wall Street Journal prime plus 2% with a floor of 3.50% and an additional deferred interest payment equal to 5% of principal amount will be due upon maturity. Subject to a prepayment penalty, we would be able to prepay the Term Note in whole or part at any time. The Line of Credit requires monthly interest-only payments of the Wall Street Journal prime plus 1.5%, with a floor of 3.50%. In addition, we will pay a $26,667 modification fee and a fee of 0.25% per year on the average unused portion of the Line of Credit.

Similar to the existing loan agreement with SVB the new loan agreement would require us to comply with certain financial covenants and restricts us from, among other things, paying cash dividends, incurring debt and entering into certain transactions without the prior consent of the lenders. Repayments of amounts borrowed under the restructured credit facility may be accelerated if an event of default occurs, which includes, among other things, a violation of such financial covenants and negative covenants. Our obligations under the restructured credit facility would be secured by a first security interest in substantially all the assets (other than our intellectual property) of the Company and its U.S. subsidiary.

The Company and SVB have not yet negotiated loan documents for such a restructured credit facility. There can be no assurances that the Company will complete the restructuring of its current credit facility on the terms set forth in the term sheet, or at all. The restructured credit facility remains subject to completion of diligence and negotiation of definitive loan agreements, as well as certain closing conditions, including the completion of the equity financing discussed above, and there can be no assurance as to whether or when the restructured credit facility may be completed, or as to the final terms of the restructured credit facility.

Equity Plan

In addition, on July 19, 2016, the Company’s Board of Directors approved, subject to shareholder approval, an amendment to the Company’s 2011 Equity Incentive Plan to increase the shares available for issuance thereunder by 500,000. The Company plans to submit such amendment for shareholder approval at its annual meeting of shareholders on October 11, 2016.

The information in this Items 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Form of Warrant Agreement of Cancer Genetics, Inc.
	5.1	Opinion of Lowenstein Sandler LLP
	10.1	Form of Securities Purchase Agreement, dated September 8, 2016, by and between Cancer Genetics, Inc. and various purchasers named therein
	10.2	Engagement Letter between Cancer Genetics, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of September 8, 2016
	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)
	99.1	Press Release, dated September 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer

Date:    September 9, 2016